Exhibit 99.1

Press Release January 14, 2019

7575 W. Jefferson Blvd.

Fort Wayne, IN  46804

Steel Dynamics Announces Senior

Leadership Changes

FORT WAYNE, INDIANA, January 14, 2019 / PRNewswire / Steel Dynamics, Inc. (NASDAQ/GS: STLD) today announced the addition of two new leadership positions, as well as other senior leadership changes.

“To support our ongoing strategy to expand our presence and meaningfully grow in the Southwestern U.S. and Mexico, I’m pleased to announce the addition of Miquel Alvarez to our senior leadership team, as our Senior Vice President, Southwest U.S. and Mexico,” said Mark D. Millett, President and Chief Executive Officer.  “Miquel has extensive leadership experience within the steel and metal buildings industries in both the U.S. and Mexico.  We are excited to have him join the Steel Dynamics team.

“We are also making other senior leadership changes, in furtherance of our continued growth and asset optimization strategy to continue to deliver best-in-class operating and financial performance, and shareholder value creation,” continued Millett.  “The team is ready and excited to meet challenges and create future opportunities.”

Miquel Alvarez — Senior Vice President, Southwest U.S. and Mexico (New Position)

Miquel Alvarez will join the company as its Senior Vice President, Southwest U.S. and Mexico, effective February 1, 2019.  In collaboration with the company’s other senior leaders, in this new position Mr. Alvarez will be responsible for the comprehensive business development and partnerships in the region, encompassing both steel and recycled metals.  Prior to joining Steel Dynamics, since 2000 Mr. Alvarez served in leadership positions at BlueScope, a global engineered steel solutions provider and flat roll steel producer, focused on the global building and construction sectors.  Mr. Alvarez’s responsibilities included leading BlueScope’s North American metal buildings business, with manufacturing facilities in the U.S. and Mexico, as President of BlueScope Buildings North America, since 2017.  From 2010 to 2017, he served as the President of North Star BlueScope Steel, responsible for BlueScope’s only North American electric-arc-furnace flat roll steel mill.  From 2004 to 2009, Mr. Alvarez served as President of Steelscape, Inc. (BlueScope subsidiary), a domestic supplier of metallic-coated and pre-painted steel.  He began his professional career in Monterrey, Mexico working for a large steel processing company with locations throughout Mexico.

Glenn Pushis — Senior Vice President, Special Projects (New Position)

Glenn Pushis will become the company’s Senior Vice President, Special Projects, effective February 1, 2019.  In this new position, Mr. Pushis will be responsible for the successful design and construction of the company’s previously announced, planned new flat roll steel mill developed to serve the Southwestern U.S. and Mexico.  He has extensive experience in this capacity and has been instrumental in numerous construction projects for Steel Dynamics since its foundation.  Since 2016, Mr. Pushis has served as Senior Vice President, Long Products Steel Group, responsible for the company’s four long product steel mills.  Prior to that, Mr. Pushis served as Vice President overseeing the company’s Butler Flat Roll Division and six flat roll coating facilities.  He has been with Steel Dynamics since 1994, holding various operational and leadership roles, and he was part of the team that constructed the Butler Flat Roll Steel Mill.

Christopher Graham — Senior Vice President, Long Products Steel Group

Christopher Graham will assume the role of Senior Vice President, Long Products Steel Group, effective February 1, 2019.  In this role, he will be responsible for the company’s four long product steel mills, which combined have approximately 4 million tons of annual steelmaking capacity, producing specialized engineered bars, structural steel, railroad rail, merchant and reinforcing steel bars, and other specialty steels.  Since 2016, Mr. Graham has served as Senior Vice President, Downstream Manufacturing and President of New Millennium Building Systems, responsible for the company’s steel fabrication and downstream manufacturing operations. Mr. Graham has been with Steel Dynamics since 1994, holding various operational and leadership roles within both the steel fabrication and steel operations, and was part of the teams that constructed the Butler Flat Roll and Structural and Rail steel mills.

James Anderson — Vice President, Steel Fabrication

James Anderson will assume the role of Vice President, Steel Fabrication and President, New Millennium Building Systems, the second largest domestic producer of steel joist and deck products, effective February 1, 2019. Mr. Anderson, will be responsible for the company’s steel fabrication operations, comprised of seven manufacturing facilities, located throughout the U.S. and in Mexico.  Since 2015, Mr. Anderson has served as the Chief Operating Officer of New Millennium Building Systems.  Prior to that, Mr. Anderson was the general manager of the company’s three flat roll galvanizing lines located in Pittsburgh, Pennsylvania (The Techs).  Steel Dynamics purchased The Techs in 2007, where Mr. Anderson then served as its Managing Partner.

About Steel Dynamics, Inc.

Steel Dynamics is one of the largest domestic steel producers and metals recyclers in the United States based on estimated annual steelmaking and metals recycling capability, with facilities located throughout the United States, and in Mexico.  Steel Dynamics produces steel products, including hot roll, cold roll, and coated sheet steel, structural steel beams and shapes, rail, engineered special-bar-quality steel, cold finished steel, merchant bar products, specialty steel sections and steel joists and deck.  In addition, the company produces liquid pig iron and processes and sells ferrous and nonferrous scrap.

Forward-Looking Statements

This press release contains some predictive statements about future events, including statements related to conditions in the steel and metallic scrap markets, Steel Dynamics’ revenues, costs of purchased materials, future profitability and earnings, and the operation of new or existing facilities. These statements, which we generally precede or accompany by such typical conditional words as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project” or “expect,” or by the words “may,” “will,” or “should,” are intended to be made as “forward-looking,” subject to many risks and uncertainties, within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. These statements speak only as of this date and are based upon information and assumptions, which we consider reasonable as of this date, concerning our businesses and the environments in which they operate. Such predictive statements are not guarantees of future performance, and we undertake no duty to update or revise any such statements. Some factors that could cause such forward-looking statements to turn out differently than anticipated include: (1) the effects of uncertain economic conditions; (2) cyclical and changing industrial demand; (3) changes in conditions in any of the steel or scrap-consuming sectors of the economy which affect demand for our products, including the strength of the non-residential and residential construction, automotive, manufacturing, appliance, pipe and tube, and other steel-consuming industries; (4) fluctuation in the cost of key raw materials and supplies (including steel scrap, iron units, and energy costs) and our ability to pass on any cost increases; (5) the impact of domestic and foreign import price competition; (6) unanticipated difficulties in integrating or starting up new or acquired businesses; (7) risks and uncertainties involving product and/or technology development; and (8) occurrences of unexpected plant outages or equipment failures.

More specifically, we refer you to Steel Dynamics’ more detailed explanation of these and other factors and risks that may cause such predictive statements to turn out differently, as set forth in our most recent Annual Report on Form 10-K under the headings Special Note Regarding Forward-Looking Statements and Risk Factors, in our quarterly reports on Form 10-Q or in other reports which we from time to time file with the Securities and Exchange Commission. These are available publicly on the SEC website, www.sec.gov, and on the Steel Dynamics website, www.steeldynamics.com: Investors: SEC Filings.

Contact:  Tricia Meyers, Investor Relations Manager— +1.260.969.3500